CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Convertible Promissory Note Purchase Agreement, dated as of September 8, 2023 (this "**Agreement**"), is entered into by and between Hesperos, Inc., a Delaware corporation (the "**Company**"), and BTomorrow Ventures Limited and its Affiliates (as defined in the Notes) as listed on the schedule of investors attached hereto as **Schedule I** (each an "**Investor**" and, collectively, the "**Investors**"), as such Schedule I may be amended in accordance with **Section 8** hereof.

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a unsecured convertible promissory note in the principal amount set forth opposite such Investor's name on **Schedule I** hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as **Exhibit A**.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. *The Notes.*

(a) *Issuance of Notes*. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a unsecured convertible promissory note in the form of **Exhibit A** hereto (each, a "**Note**" and, collectively, the "**Notes**") in the principal amount set forth opposite the respective Investor's name on **Schedule I** hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed £10,000,000.

(b) *Initial Closing*. The initial purchase and sale of the Notes shall take place at a closing (the "**Initial Closing**") to be held at such place and time as the Company and the Investors may determine (the "**Closing Date**"). At the Initial Closing, the Company will deliver to each of the Investors the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on **Schedule I** hereto (the "**Purchase Price**"). Each of the Notes will be registered in such Investor's name in the Company's records.

(c) *Milestone Closing*.

(i) After the Initial Closing and on the terms and subject to the conditions herein, upon determination by the Company that the conditions set forth below (the "**Milestone Conditions**") have been satisfied and delivery of notice to the Investors of such determination, the Investors shall purchase and the Company shall sell, issue and deliver to the Investors, the Notes set forth on **Schedule I** hereto against receipt by the Company of the corresponding Purchase Price (the "**Milestone Closing**") at such place and time as the Company and the Investors participating in such Milestone Closing may determine (each, a "**Milestone Closing Date**"). For purposes of this Agreement, "Milestone Conditions" shall be satisfied by either of the following:

(a) If, on or prior to the first anniversary of the Initial Closing, the Company: I) completes, with respect to at least three of the programs identified in the statement of work attached hereto as **Exhibit B** (the "**Program of Work**"), each of the first year milestones included within such program (the "**Scientific Milestones**"), which, for the avoidance of doubt, includes (A) Milestone 0a, Milestone 0b, and Milestone 1 (including Milestones 1a and 1b) within Programme 1; (B) Milestone 5 (including Milestone 5a) within Program 3; (C) Milestone 1 and Milestone 2 within Program 4; and (D) Milestone 0 and Milestone 1 within Programme 5; II) satisfies the applicable revenue target set forth on Schedule 1 of the Business Plan (as defined below), attached hereto as **Exhibit C**, which, for the avoidance of doubt, shall be the revenue target set forth opposite the date which is the last day of the month during which the Scientific Milestones have been completed and shall be calculated based on the trailing twelve (12) month period prior to such date; and III) shall have hired a full time chief executive officer who is mutually acceptable to the Company and the Investors as evidenced by the written consent of the Investors, which consent shall not be unreasonably withheld or delayed; or

(b) If, on or prior to the first anniversary of the Initial Closing, the Company has completed a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "**IPO Closing Date**").

(c) Notwithstanding anything to the foregoing, the Company shall use commercially reasonable, good faith efforts to address, but shall not be required to complete, (A) Milestone 0c, 0d and Milestone 2 (including Milestones 2a, 2b, 2c) within Programme 1 (B) Optional Milestone 1 (including Milestones 1a and 1b) within Programme 2; (C) Optional Milestone 1 (including Milestones 1a and 1b), Optional Milestone 2 (including Milestones 2a and 2b), and Optional Milestone 3 (including Milestones 3a and 3b) within Programme 3; and (D) Optional Milestone 2, Optional Milestone 3, and Optional Milestone 4 (including Milestones 4a, 4b and 4c) within Programme 5.

(ii) Notwithstanding anything to the foregoing, the Investors may, in their sole and absolute discretion, waive any of the provisions of Section 1(c)(i)(a) in whole or in part. Upon any such waiver by the investors, the Company shall sell, issue and deliver the Investors, and the Investors shall purchase, the Notes set forth on **Schedule I** hereto under the "Milestone Closing" heading against receipt by the Company of the corresponding Purchase Price at such place and time as the Company and the Investors participating in such Milestone Closing mutually agree.

For the avoidance of doubt, the Milestone Closing Date shall occur no later than immediately prior to the IPO Closing Date.

(d) *Use of Proceeds*. £1,000,000 of the proceeds of the sale and issuance of the Notes shall be used by the Company to support activities which directly relate to the Program of Work and the remaining proceeds of the sale and issuance of the Notes shall be used be used for general corporate purposes.

(e) Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. eastern time on the date such payment is due at the address for such purpose specified below each Investor's name on **Schedule I** hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2. ***Representations and Warranties of the Company***. The Company represents and warrants to each Investor that:

(a) *Due Incorporation, Qualification, etc*. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority

to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) *Authority*. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) *Enforceability*. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(d) *Non-Contravention*. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company's Certificate of Incorporation or Bylaws (as amended, the "**Charter Documents**") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e) *Subsidiaries*. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(f) *Approvals*. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g) *No Violation or Default*. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(h) *Capitalization*. The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 40,000,000 shares of common stock, $0.0001 par value per share (the "**Common Stock**"), 9,395,185 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and

nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(ii) 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(iii) The Company has reserved 2,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2022 Omnibus Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "**Stock Plan**"). Of such reserved shares of Common Stock, (A) 172,120 shares have been issued pursuant to restricted stock unit awards and 540,200 shares remain issuable pursuant to the vesting terms of restricted stock unit awards, (B) no options to purchase shares of Common Stock have been granted, and (C) 1,287,680 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Investors complete and accurate copies of the Stock Plan and forms of agreements used thereunder. The shares of restricted stock granted pursuant to the Stock Plan have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Stock Plan replaced the 2016 Equity Inventive Plan, pursuant to which (A) 383,700 shares of Common Stock were issued and (B) 158,000 shares of Common Stock remain issuable subject to vesting terms and conditions of restricted stock unit awards.

(i) *Litigation.* Except as set forth in **Item 2(i)** of **Exhibit D** hereto (the "**Disclosure Schedule**"), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(j) *Title.* The Company owns and has good and marketable title to, or a valid leasehold interest in, all real properties and good title to other assets and properties as reflected in the most recent financial statements delivered to Investors (except those assets and properties disposed of in the ordinary course of business since the date of such financial statements) and all assets and properties acquired by the Company since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no lien other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect, and which have not arisen otherwise than in the ordinary course of business.

(k) *Intellectual Property.* The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. For purposes of this Agreement, the term "**Company Intellectual Property**" means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and

unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases as are necessary to the Company in the conduct of the Company's business as now conducted and as presently proposed to be conducted.

(i) No product or service marketed or sold (or proposed to be marketed or sold) by the Company, to the Company's knowledge, violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(ii) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person, except for those listed on **Item 2(k)(ii)** of the Disclosure Schedule.

(iii) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business.

(iv) Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company's business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company's time or with the use of any of the Company's equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants.

(v) **Item 2(k)(v)** of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

(l) *Intellectual Property Funding*. Except as provided under **Item 2(l)** of the Disclosure Schedule, no government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company's rights in the Company Intellectual Property except as provided under **Item 2(l)** of the Disclosure Schedule.

(m) *Financial Statements*. The financial statements of the Company that have been delivered to the Investors (i) are in accordance with the books and records of the Company and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP except, with

respect to the unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the consolidated financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the most recent financial statements furnished by the Company to Investors prior to the date hereof.

(n) *Equity Securities.* The Company's total authorized and issued capitalization is as set forth in Section 2(h). The equity securities ("**Equity Securities**") of the Company have the respective rights, preferences and privileges set forth in the Company's Charter Documents in effect on the date hereof. Except as expressly referenced in Section 2(h), there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. Except as set forth in **Item 2(n)** of the Disclosure Schedule, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company's Charter Documents as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as expressly referenced herein or as set forth in **Item 2(n)** of the Disclosure Schedule, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "**Securities Act**"), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

(o) *Accuracy of Information Furnished.* None of the Transaction Documents and none of the other certificates, statements or information furnished to Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith.

(p) *CFIUS Representations.* The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more "critical technologies" within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the "**DPA**"); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of "covered investment critical infrastructure" within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of "sensitive personal data" of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

(q) *Export Controls and Sanctions Laws.* The Company has conducted all export and deemed export transactions, where applicable, in accordance with applicable provisions of United States export controls and sanctions laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export controls and sanctions laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to

all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company's exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company's export transactions that would reasonably be expected to give rise to any material future claims.

(r) *FDA Matters*.

(i) The Company is and has been in compliance with all applicable laws administered or issued by the U.S. Food and Drug Administration ("**FDA**") or any similar governmental authority, including the Federal Food, Drug, and Cosmetic Act and comparable foreign laws.

(ii) The Company possesses all permits, licenses, registrations, certificates, authorizations, orders, clearances, exemptions, and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders, clearances, exemptions, and approvals required by the FDA or comparable foreign governmental authorities. The Company has not received any notice of proceedings relating to the suspension, material modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order, clearance, exemption, or approval. Neither the Company nor, to the Company's knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) debarment by the FDA under 21 U.S.C. Sections 335a(a) or (b), or any similar law, rule or regulation of any other governmental authorities, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither the Company nor any of its officers, employees, or, to the Company's knowledge, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the "**FDA Application Integrity Policy**") and any amendments thereto, or by any other similar governmental authority pursuant to any similar policy. Neither the Company nor any of its officers, employees, or to the Company's knowledge, any of its contractors or agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental authority to invoke a similar policy. Neither the Company nor any of its officers, employees, or to the Company's knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental authority.

(s) *Disclosure*. The Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to acquire the Notes, including certain of the Company's projections describing its proposed business plan (the "**Business Plan**"). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Investors at the Initial Closing contains any untrue statement of a material fact or, to the Company's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investors, and has not

been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3. ***Representations and Warranties of Investors***. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note as follows:

(a) *Binding Obligation*. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) *Securities Law Compliance*. Such Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor's financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Investor (or, in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth beneath such Investor's name on **Schedule I** hereto.

(c) *Access to Information*. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.

(d) *Tax Advisors*. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

4. ***Conditions to Closing of the Investors***. Each Investor's obligations at the Initial Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a) *Representations and Warranties*. The representations and warranties made by the Company in **Section 2** hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b) *Governmental Approvals and Filings*. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) *Legal Requirements*. At the Initial Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) *Proceedings and Documents*. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e) *Preemptive Rights*. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

(f) *Transaction Documents*. The Company shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement;

(ii) Each Note issued hereunder;

(iii) The Letter Agreement, by and between BTomorrow Ventures Limited ("**BTV**") and the Company (the "**BTV Letter Agreement**");

(iv) The Indemnification Agreement (as defined in the BTV Letter Agreement);

(g) *Program of Work*. The Company shall have duly executed and delivered the Program of Work.

5. ***Conditions to Milestone Closings of the Investors***. The obligations of any Investor participating in a Milestone Closing are subject to the fulfillment, on or prior to the applicable Milestone Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors participating in such Milestone Closing:

(a) *Representations and Warranties*. The representations and warranties made by the Company in **Section 2** hereof shall be true and correct in all material respects on the Closing Date.

(b) *Governmental Approvals and Filings*. Except for any notices required or permitted to be filed after the Milestone Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes at such Milestone Closing.

(c) *Legal Requirements*. At the Milestone Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Milestone Closing, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d) *Transaction Documents*. The Company shall have duly executed and delivered to the Investors participating in such Milestone Closing each Note to be issued at such Milestone Closing and shall

have delivered to such Investors fully executed copies, if applicable, of all documents delivered to the Investors participating in the Initial Closing

(e) *Hiring of Chief Executive Officer*. Within nine (9) months after the date hereof, the Company shall hire a full-time Chief Executive Officer who is mutually acceptable to the Company and the Investors as evidenced by the written consent of the Investors, which consent shall not be unreasonably withheld or delayed.

6. ***Conditions to Obligations of the Company***. The Company's obligation to issue and sell the Notes at the Initial Closing and at each Milestone Closing is subject to the fulfillment, on or prior to the Closing Date or the applicable Milestone Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) *Representations and Warranties*. The representations and warranties made by the applicable Investors in **Section 3** hereof shall be true and correct when made, and shall be true and correct on the Closing Date and the applicable Milestone Closing Date.

(b) *Governmental Approvals and Filings*. Except for any notices required or permitted to be filed after the Closing Date or the applicable Milestone Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) *Legal Requirements*. At the Initial Closing and at each Milestone Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d) *Purchase Price*. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in **Section 1(b)** hereof.

7. ***Covenants***. After the Initial Closing, but prior to a Qualified Financing or the Maturity Date (unless otherwise specified below), the Company shall:

(a) Maintain all necessary authorizations, licenses, and permits;

(b) Comply with all laws and regulations binding upon the Company in connection with its business;

(c) Maintain adequate insurance covering its property and business with insurers of regional recognition;

(d) Comply with the BTV Code of Business Conduct and Ethics set forth on **Exhibit E** hereto; and

(e) Undertake not to, directly or indirectly, (i) issue or sell any shares or other securities to or (ii) enter into a commercial relationship with, in either case except as may be agreed in writing by BTV, (A) any of the persons or entities listed on **Exhibit F** (each a "**BAT Competitor**"), (B) any subsidiary of any BAT Competitor, (C) any parent undertaking with any BAT Competitor, or (D) any subsidiary undertaking of such parent undertaking, which shall include, but not be limited to, any other portfolio or investee company in which a BAT Competitor has an equity interest and any fund managed or controlled by such entities.

8. ***Miscellaneous.***

(a) *Waivers and Amendments.* Any provision of this Agreement (including any exhibits attached hereto), and the Notes may be amended, waived or modified only upon the written consent of the Company and BTV; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor's written consent, or (ii) reduce the rate of interest of any Note without the affected Investor's written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b) *Currency Conversion.* All currency amounts in this Agreement are expressed in pounds (the "**Pound Price**"). The parties shall pay any amounts due under this Agreement, including the Purchase Price or other amounts owed under this Agreement, in U.S. dollars. If either party makes payment of any amount in U.S. dollars, it shall pay to the other party the Pound Price equivalent of the amount paid in U.S. dollars (the "**Pound Equivalent**"). The Pound Equivalent shall be calculated by applying the spot exchange rate published by the Bank of England on September 4, 2023.

(c) *Governing Law.* This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(d) *Dispute Resolution.* The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Court for the Middle District of Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Florida or the United States District Court for the Middle District of Florida, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(e) *Survival.* The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(f) *Successors and Assigns.* Subject to the restrictions on transfer described in **Sections 8(g)** and **8(h)** below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g) *Registration, Transfer and Replacement of the Notes.* The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company's chief executive office, and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(h) *Assignment by the Company.* The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a BTV.

(i) *Entire Agreement.* This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j) *Notices.* All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered via electronic mail to each party as follows: (i) if to an Investor, at such Investor's electronic mail address set forth in the Schedule of Investors attached as **Schedule I**, or at such other electronic mail address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at jkronauge@hesperosinc.com, with a copy to mkirwan@foley.com, or at such other electronic mail address as the Company shall have furnished to the Investors in writing.

(k) *Expenses.* At the Initial Closing, the Company shall pay the reasonable fees and expenses of Goodwin Procter LLP, the counsel for the Investor, in an amount not to exceed, in the aggregate, $90,000.

(l) *Separability of Agreements; Severability of this Agreement.* The Company's agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be

judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m) *Counterparts*. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

HESPEROS, INC.

DocuSigned by:

By: James Hickman

Name: James Hickman
Title: Chief Scientist

INVESTORS:

BTOMORROW VENTURES LIMITED

By: ______________________

Name: Juan M. Palacios
Title: Managing Director

DocuSign Envelope ID: A0398391-EC7F-4577-BAE1-362DEAB09DC6

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

HESPEROS, INC.

By: ____________________________________
Name: James Hickman
Title: Chief Scientist

INVESTORS:

BTOMORROW VENTURES LIMITED

DocuSigned by:

By: ____________________________________
Name: Juan M. Palacios
Title: Managing Director

SCHEDULE I

SCHEDULE OF INVESTORS

Initial Closing September 8, 2023

Name and Address	Note Amount
BTomorrow Ventures Limited Address for all notices: Globe House 4 Temple Place London, United Kingdom, WC2R 2PG	£5,000,000 OR $6,309,000 (per Bank of England published exchange rate as of September 4, 2023

Milestone Closing [•], 20[•]

Name and Address	Note Amount
BTomorrow Ventures Limited Address for all notices: Globe House 4 Temple Place London, United Kingdom, WC2R 2PG	£5,000,000

EXHIBIT A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**ACT**"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

HESPEROS, INC.

CONVERTIBLE PROMISSORY NOTE

£[•] [•]

FOR VALUE RECEIVED, Hesperos, Inc., a Delaware corporation (the "**Company**") promises to pay to BTomorrow Ventures Limited ("**Investor**"), or its registered assigns, in lawful money of the United Kingdom the principal sum of Five Million Pound Sterling (£5,000,000.00), together with interest thereon as set forth below (the "**Amount Due**") from the date of this Convertible Promissory Note (this "**Note**") on the unpaid principal balance at the non-compounded base rate of the Bank of England (to be updated on the first business day of each fiscal quarter) plus 8% per annum, such total interest rate not to exceed of 15% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the request of Investor on or after **[•]**[1] (the "**Maturity Date**"), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. ***Payments***.

(a) *Interest*. Accrued interest on this Note shall be payable at maturity.

(b) *Voluntary Prepayment*. The principal and interest under this Note may not be prepaid, without the written consent of the Investor.

2. ***Events of Default***. The occurrence of any of the following shall constitute an "**Event of Default**" under this Note and the other Transaction Documents:

(a) *Failure to Pay*. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any

[1] NTD: Date to be two years from date of note.

other Transaction Document on the date due and such payment shall not have been made within five (5) Business Days of the Company's receipt of written notice to the Company of such failure to pay; or

(b) *Breaches of Covenants.* The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and such failure shall continue for ten (10) business days after the Company's receipt of written notice to the Company of such failure; or

(c) *Representations and Warranties.* Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) *Voluntary Bankruptcy or Insolvency Proceedings.* The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) *Involuntary Bankruptcy or Insolvency Proceedings.* Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

3. ***Rights of Investor upon Default***. Upon the occurrence of any Event of Default (other than an Event of Default described in **Section 2(e)**)and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Investor, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in **Section 2(e)**, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Investor, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. ***Conversion***.

(a) *Automatic Conversion.*

(i) *Conversion upon a Qualified Financing*. If a Qualified Financing occurs prior to the Maturity Date, upon a Qualified Financing this Amount Due shall automatically convert into shares of the Preferred Stock issued in the Qualified Financing. The conversion price for the number of shares of Preferred Stock to be issued upon such conversion shall equal the lesser of (i) eighty-five percent (85%) of the per share price paid by the investors in the Qualified Financing or (ii) the price equal to the quotient obtained by dividing the amount of pounds equal to one hundred million U.S. dollars ($100,000,000), calculated by applying the average spot exchange rate published by the Bank of England on September 4, 2023, divided by the aggregate number of outstanding shares of the Company's Common Stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes). The Investor hereby agrees, as a condition to such conversion, to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing.

(ii) *Conversion upon a Change of Control.* In the event of a Change of Control of the Company, immediately prior to the closing of such Change of Control, in full satisfaction of the Company's obligations under this Note, the Company will pay the Investor an amount equal to the greater of (A) the Amount Due immediately prior to the closing of such Change of Control, or (B) the amount payable on the number of shares of Equity Securities the Investor would be entitled to receive if this Note converted to shares of Equity Securities pursuant to **Section 4(b)(ii)** hereof, rounding down to the nearest whole number of shares.

(iii) *Conversion upon Initial Public Offering.* In the event of the Initial Public Offering, immediately prior to the consummation of the Initial Public Offering, this Note will automatically convert into a number of fully paid and nonassessable shares of the Company's Common Stock at a conversion price equal to the quotient obtained by dividing the amount of pounds equal to one hundred million U.S. dollars ($100,000,000), calculated by applying the average spot exchange rate published by the Bank of England on September 4, 2023, divided by the aggregate number of outstanding shares of the Company's Common Stock as of immediately prior to the Maturity Date, rounding down to the nearest whole number of shares.

(b) *Voluntary Conversion.*

(i) If the Company consummates an equity financing other than a Qualified Financing or an Initial Public Offering (a "**Non-Qualified Financing**") on or prior to the Maturity Date, the Investor may thereafter elect by prior written notice delivered to the Company at least five days prior to such Non-Qualified Financing to convert each outstanding Note pursuant to the terms of **Section 4(a)** hereof.

(ii) If no Qualified Financing or Initial Public Offering occurs on or prior to the Maturity Date, then the Investor may elect to (i) require the full repayment of the Amount Due or (ii) require the conversion of the Amount Due into a number of fully paid and nonassessable shares of the Company's most senior Equity Securities at a conversion price equal to one hundred million U.S. dollars ($100,000,000), calculated by applying the average spot exchange rate published by the Bank of England on September 4, 2023, divided by the aggregate number of outstanding shares of the Company's Common Stock as of immediately prior to the Maturity Date, rounding down to the nearest whole number of shares.

(c) *Material Breach.* Following a material breach of the Purchase Agreement, the BTV Letter Agreement, or the Notes, Investor may, at its election and in its sole discretion, convert this Note into shares of Equity Securities equal to one hundred twenty percent (120.0%) of the number of shares that Investor would have received had it elected a voluntary conversion pursuant to Section 4(b)(ii).

(d) *Conversion Procedure.*

(i) Conversion Pursuant to Section 4(a). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the conversion price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in the Qualified Financing, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with the Initial Public Offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Financing for cancellation; *provided, however*, that upon the closing of the Qualified Financing, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to **Section 4(a)** shall be deemed to have been made immediately prior to the closing of the Qualified Financing, Change of Control, or Initial Public Offering, as applicable, and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Conversion Pursuant to Sections 4(b) or 4(c). Before Investor shall be entitled to convert this Note into shares of Equity Securities, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to **Section 4(b)** or **Section 4(c)** and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers of the Company's Equity Securities, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with the Initial Public Offering). The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to **Section 4(b)** or **Section 4(c)** shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this **Section 4(d)(ii)** and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by Company pursuant to

the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(e) *Notices of Record Date*. In the event of:

(i) Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of Company,

Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5. ***MFN Amendment***. If the Company issues any Subsequent Convertible Securities with terms more favorable than those of this Note (including, without limitation, a valuation cap and/or discount) prior to conversion of this Note, the Company will promptly provide the Investor with written notice thereof, together with a copy of such Subsequent Convertible Securities (the "**MFN Notice**") and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this Note, the Investor will notify the Company in writing within 10 days of the receipt of the MFN Notice. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this instrument to reflect the terms contained in the Subsequent Convertible Securities in lieu of the terms provided herein.

6. ***Definitions***. As used in this Note, the following capitalized terms have the following meanings:

"**Affiliate**" means with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

"**BTV**" means BTomorrow Ventures Limited.

"**BTV Letter Agreement**" means the Letter Agreement by and between the Company and BTomorrow Ventures Limited in a form mutually acceptable to the Company and BTomorrow Ventures Limited.

"**Change of Control**" means (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, (ii) any merger or consolidation in which the Company is a constituent party (except any such merger or consolidation in which the holders of units of the Company immediately prior to the transaction continue to hold at least 50% of the voting power of the units or shares entitled to vote for the election of directors of (A) the surviving or resulting company or (B) if the surviving or resulting company is a wholly owned subsidiary of another company, the parent company of such resulting or surviving company, immediately following such transaction), or (iii) sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets, equity securities or intellectual property belonging to the Company, unless BTV elects otherwise by giving written notice thereof to the Company at least five (5) business days before the effective date of such event; provided, that a Qualified Financing or other equity financing shall not constitute a "Change of Control."

"**Equity Securities**" means the Common Stock or Preferred Stock issued upon conversion of this Note pursuant to **Section 4** hereof.

"**Event of Default**" has the meaning given in **Section 2** hereof.

"**Initial Public Offering**" means the closing of the Company's first firm commitment underwritten initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act.

"**Investor**" means the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"**Obligations**" means and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 *et seq.*), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"**Notes**" means the convertible promissory notes issued pursuant to the Note Purchase Agreement by the Company in the original aggregate principal amount of £10,000,000.

"**Person**" means and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"**Purchase Agreement**" means the Convertible Promissory Note Purchase Agreement, dated [•] (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) listed on Schedule I thereto.

"**Qualified Financing**" is a transaction or series of transactions pursuant to which the Company issues and sells shares of its Preferred Stock for aggregate gross proceeds of at least fifteen million dollars ($15,000,000) (excluding all existing indebtedness, including proceeds from the incurrence of indebtedness that is converted into such Preferred Stock, or otherwise cancelled in consideration for the issuance of such Preferred Stock) with the principal purpose of raising capital.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Subsequent Convertible Securities**" means convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, simple agreements for future equity, convertible debt instruments and other convertible securities. Subsequent Convertible Securities excludes: (i) options issued pursuant to any equity incentive or similar plan of the Company; (ii) convertible securities issued or issuable to (A) banks, equipment lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing or commercial leasing or (B) suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions; and (iii) convertible securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

"**Transaction Documents**" means this Note, each of the other Notes, the Purchase Agreement, and the BTV Letter Agreement.

7. ***Miscellaneous***.

(a) *Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.*

(i) Subject to the restrictions on transfer described in this **Section 7(a)**, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this **Section 7(a)** that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the Investor as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Investor.

(b) *Waiver and Amendment.* Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor's written consent, or (ii) reduce the rate of interest of this Note without Investor's written consent.

(c) *Notices.* All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered via electronic mail to each party as follows: (i) if to an Investor, at such Investor's electronic mail address set forth in the Schedule of Investors attached as **Schedule I** to the Purchase Agreement, or at such other electronic mail address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, to jkronauge@hesperosinc.com, with a copy to mkirwan@foley.com, or at such other electronic mail address as the Company shall have furnished to the Investors in writing.

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(f) *Expenses; Waivers.* If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) *Governing Law.* This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

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(*Signature Page Follows*)

The Company has caused this Note to be issued as of the date first written above.

HESPEROS, INC.

By:______________________________
Name: James F. Kronauge, Jr.
Title: Chief Executive Officer

BTOMORROW VENTURES LIMITED

By:______________________________
Name: Juan M. Palacios
Title: Managing Director

EXHIBIT B

PROGRAM OF WORK

Full programme of work

Efficacy and Safety Evaluation of Compound Dosing Using Hesperos' Human-on-a-chip Models and comparison with *in vivo* data

PIs: Tommaso Iannitti, Ph.D, MBA and James J. Hickman, Ph.D

Programme to be led by New Science Capabilities team in Science Discovery

This SOW addresses the Programme of Work suggested by British American Tobacco. All Projects listed as **Optional** are not included under the funds set aside for the collaboration.

The work under the set aside funds is divided into two sections, one to be performed in the first year and the remainder in the second. In the flow diagram, included in the investment note, milestones to be completed in the first year are shown in yellow, milestones to be completed in the second year are shown in blue and optional milestones (optional due to scientific dependencies or budget restrictions) are shown in green. For continuation of the second year funds, 3 out of the 4 listed programme elements that contain yellow milestones need to be finished in the first year of the collaboration.

Hesperos Inc. Statement of Work Summary for British American Tobacco

Project Title: Evaluation of Compound Dosing Using Hesperos' Human-on-a-chip *In Vitro* Models

British American Tobacco ID: Programme 1 (Stages 1-4)

General Description: This project aims to develop a lung-on-a-chip platform for the integration into a multi-organ, serum-free, pumpless, microfluidic model. The developmental platform seeks to recapitulate the dynamic interactions seen *in vivo* between the lungs and other organ systems. Methods of compound administration will also be evaluated by comparing an oral delivery system [Gut-Liver-BBB-CNS] to inhalation delivery system [Lung-BBB-CNS] over a 7-day chronic exposure. Results generated from the tissue specific functional readouts and supplemental assays will be used to create an *in vitro* predictive model for four compounds of interest: Caffeine, Nicotine, CBD, and THC.

Milestone 0: Method development and validation for HPLC-MS compound identification.

Milestone 0a: Method development and validation for all parent compounds.

Parent Compound
Caffeine
Nicotine
CBD
THC

- Method validation will provide the lower limit of detection and solubility limitations for each of these compounds, which will feed into the dosing strategy for milestone 1 and 2.

Note: If available, the HPLC-MS based detection methodology for each of the above-mentioned compounds, and any metabolites, will be provided by British American Tobacco. In addition, relevant concentrations to be evaluated for each of these compounds will be provided by British American Tobacco. Hesperos will provide recommendations for these as per the client's request. A concentration range will be built around the provided target concentrations, to be utilised in milestones 1 and 2.

Milestone 0b: Generate a PKPD profile for all compounds based on single-organ experimental results from milestone 1b and 2a that will be used to compare to multi-organ PKPD from milestone 0c and 0d.

- Medium samples from milestone 1b single-organ barrier system and 2a single organ CNS systems will be quantified to identify accompanying concentrations that stem from the additive chronic compound dosing strategy and, as a result, CNS exposure.
- Results will provide insight to the dosing strategy that will be used for chronic evaluation for the oral administration route.

Milestone 0c: Generate a PK profile for all compounds based on results from milestone 2b (oral delivery in a multi-organ platform).

- Medium samples will be collected from the Gut-Liver-BBB-CNS systems (milestone 2b) at days 1,4, and 7 post-initial dosing to inform the predictive model.
- The model established in milestone 0b will be utilised in conjunction with the multi-organ results to direct the development of an *in vitro* predictive model.

Milestone 0d: Generate a PK profile for all compounds based on results from milestone 2c (inhalation-based delivery in a multi-organ platform).

- Medium samples will be collected from the Lung-BBB-CNS systems (milestone 2c) at days 1,4, and 7 to inform the predictive model.
- The model established in milestone 0b will be utilised in conjunction with the multi-organ results to direct the development of an *in vitro* predictive model.

Milestone 1: Development of a single organ lung-on-a-chip model

Milestone 1a: The aim of milestone 1a is to identify and optimise key parameters associated with all testing platforms offered at Hesperos. These tasks include but are not limited to maturation of the heterogenous culture(s) of interest, integration of tissue relevant functional readout(s), and device assembly to single organ systems.

The lung model will be constructed using human primary small airway epithelial cells (SAEC, CC-2527S) and human primary lung microvascular endothelial cells (HMVEC-L, CC2547) purchased from Lonza. The cells will be plated on coverslips and characterised through ICC using ZO-1 and CD31 for endothelial cells and cytokeratin 19 and MUC5AC for epithelial cells. Parallel experiments will be performed utilising

a Hesperos custom polycarbonate (PC) membrane-based static platform as an extension of the preliminary coverslip-based characterisation to evaluate barrier function and gas exchange. Immunophenotyping will be repeated for PC membrane experiments for the identification of pseudostratified epithelium.

Conditions will be tested in triplicate for each corresponding plating substrate (i.e., triplicate for coverslips and triplicate for membrane-based cultures) across three independent experiments. A total of 144 samples will be assessed for Milestone 1a studies.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 7 DIV
2. 14 DIV
3. 21 DIV
4. 28 DIV

Readouts:

1. Immunocytochemistry (ICC)
    a. Assessment of ICC marker expression will be evaluated for both coverslip and membrane-based cultures.
    b. The following antibodies will be utilised:
        i. Endothelial cells: CD31 and ZO-1
        ii. Epithelial cells: cytokeratin 19 and MUC5AC
2. Flow Cytometry
    a. Assessment of culture heterogeneity and viability will be evaluated
    b. The following antibodies will be utilised:
        i. Endothelial cells: CD31 and ZO-1
        ii. Epithelial cells: cytokeratin 19 and MUC5AC
3. Trans-epithelial electrical resistance (TEER; resistance across the membrane, if we lose resistance, the membrane is not intact)
    a. Membrane-based cultures will be monitored daily to observe temporal changes in barrier integrity.
4. Gas Exchange
    a. Membrane-based cultures will be monitored daily to observe temporal changes in oxygen levels.
5. Mucus production
    a. Measurement will be used to monitor changes in mucus production as a metric of tissue functionality at all testing points. Commercially available ELISA will be used to quantify levels of MUC5AC (biomarker of mucus production).

Milestone 1b: The aim of milestone 1b is to utilise results from milestone 1a to develop an established timeline for the incorporation of the lung into a single organ housing device and operated under flow with integrated testing components to monitor TEER and oxygen levels.

Milestone 1b also aims to develop an inhalation method for drug delivery utilising the lung-on-a-chip single organ system. A PK profile will be required for model compounds to accurately quantify the efficiency of this novel delivery system in comparison to oral administration. The inhalation mode of compound delivery will be utilised in milestone 2. Milestone 1b deliverables include:

1. Lung-Tissue Component will be monitored on Day 1, 4, and 7 post-assembly:
    a. TEER: Measurements will be used as a metric for barrier integrity. Measured at all testing timepoints.
    b. Gas Exchange: Measurement will be used to assess oxygen levels within the lung chamber of the multi-organ system. Measured at all timepoints.
    c. Mucus production: Measurement will be used to monitor changes in mucus production as a metric of tissue functionality. Commercially available ELISA will be used to quantify levels of MUC5AC. Measured at all testing timepoints.
2. HPLC-MS quantification: The systems will be dosed with nicotine and CBD at two concentrations (e.g., at Cmax and 10x Cmax) using the developed inhalation method. Samples will be collected from the basolateral chamber for HPLC-MS based detection to determine the efficiency of the inhalation delivery system and build a dosing profile.

Evaluated Conditions - Single Organ Lung System		
Condition 1	Nicotine C1	CBD C1
Condition 2	Nicotine C2	CBD C2

Dosing Strategy:

1. Systems will receive a bolus dose of compound(s) or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to chronic exposure to each respective compound at the established target concentration.

Milestone 2: Generate a 5-point dose response for all compounds listed in milestone 0a in both single organ and multiorgan systems to evaluate potential differences in both inhalation and oral administration routes of compound delivery.

Milestone 2a: Generate a 5-point dose response for all compounds listed in milestone 0a using a single organ CNS system.

To generate a 5-point dose response the following 6 conditions (per compound) will be evaluated for milestone 2a studies:

Evaluated Conditions - CNS Single Organ System					
Condition 1*	Caffeine Vehicle	Nicotine Vehicle	CBD Vehicle	THC Vehicle	THC/CBD Vehicle
Condition 2	Caffeine C1	Nicotine C1	CBD C1	THC C1	THC/CBD C1
Condition 3	Caffeine C2	Nicotine C2	CBD C2	THC C2	THC/CBD C2
Condition 4	Caffeine C3	Nicotine C3	CBD C3	THC C3	THC/CBD C3
Condition 5	Caffeine C4	Nicotine C4	CBD C4	THC C4	THC/CBD C4
Condition 6	Caffeine C5	Nicotine C5	CBD C5	THC C5	THC/CBD C5

Requires Common Vehicle

**Note: Conditions can be reduced if compounds have common vehicles at corresponding concentrations (v/v)*

Dosing Strategy:

1. Systems will receive a bolus dose of compound(s) or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to chronic exposure to each respective compound and combinatory dosing scheme. Results from milestone 0a will be used to determine dose concentrations to be employed for this milestone.

Conditions will be tested in duplicate across three independent experiments. A total of 180 systems will be tested for Milestone 2a studies.

Testing timepoints - Chronic evaluation:

1. 0-hour (pre-dose) – Baseline Neuronal Activity and Post LTP (Enhanced neuronal activity following LTP stimulation) – marker of cognitive performance
2. 1-day post-dose – Evaluate the effect of dosing on LTP maintenance
3. 4-days post-dose – Evaluate the effect of dosing on LTP maintenance
4. 7-days post-dose – Evaluate the effect of dosing on LTP maintenance and CNS viability

Readouts:

1. Neuronal Functional Testing
    a. Systems will be tested for baseline activity and enhanced neuronal activity following LTP stimulation (pre-dose).
    b. A baseline firing frequency threshold of 0.04Hz will be used for determining MEA channels used for LTP analysis.
    c. Long-term potentiation will be induced via high-frequency stimulation and classified as an enhanced neuronal response following induction.
    d. LTP maintenance will be analysed as persistent, enhanced neuronal activity at 1-, 4-, and 7-days post-dose.
2. HPLC-MS quantification
    a. Medium samples will be collected at testing timepoints for quantification of parent compound(s) and metabolite(s) and used as an input for milestone 0b
3. CNS viability
    a. Systems will be disassembled following day 7 functional testing. An alamar Blue viability assay will be performed on the CNS chips to assess the effect of chronic dosing on cortical neuron viability.

Milestone 2b: Generate a 5-point dose response using a multi-organ system to recapitulate oral method for drug administration and its effect on the CNS.

The multi-organ system will consist of the following tissue components, Gut-Liver-BBB-CNS, that will be linked together with a blood mimetic common medium and will be a self-contained system maintained by gravitational flow. Dosing will be administered to the gut chamber to reproduce physiological conditions of first pass metabolism and as a result free drug concentrations of both parent compound(s) and metabolites will be distributed through the system to the remaining tissue components. Medium samples will be drawn from systems at days 1, 4, and 7 for HPLC-MS quantification of parent(s) and metabolite(s) and biomarker evaluation.

To generate a five-point dose response the following 6 conditions (per compound) will be evaluated for milestone 2b:

Evaluated Conditions – Gut-Liver-BBB-CNS Multi-organ system

Condition 1*	Caffeine Vehicle	Nicotine Vehicle	CBD Vehicle	THC Vehicle	THC/CBD Vehicle
Condition 2	Caffeine C1	Nicotine C1	CBD C1	THC C1	THC/CBD C1
Condition 3	Caffeine C2	Nicotine C2	CBD C2	THC C2	THC/CBD C2
Condition 4	Caffeine C3	Nicotine C3	CBD C3	THC C3	THC/CBD C3
Condition 5	Caffeine C4	Nicotine C4	CBD C4	THC C4	THC/CBD C4
Condition 6	Caffeine C5	Nicotine C5	CBD C5	THC C5	THC/CBD C5

Requires Common Vehicle

**Note: Conditions can be reduced if compounds have common vehicles at corresponding concentrations (v/v)*

Dosing Strategy:

1. Systems will receive a bolus dose of compound(s) or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to chronic exposure to each respective compound and combinatory dosing scheme. Results from milestone 0a studies will be used to determine dose concentrations to be employed for this milestone.

Conditions will be tested in duplicate across three independent experiments. A total of 180 systems will be tested for Milestone 2b studies.

Testing timepoints - Chronic evaluation:

1. 0-hour (pre-dose) – Baseline measurements for all functional readouts
2. 1-day post-dose – Functional testing and medium sampling*
3. 4-days post-dose – Functional testing and medium sampling*
4. 7-days post-dose – Functional testing, medium sampling*, and endpoint assays

**Medium sampling: Medium will be collected from the system and will be utilised for HPLC-MS quantification and biomarker analysis.*

Readouts:

1. HPLC-MS quantification
    a. Medium samples will be collected at testing timepoints for quantification of parent compound(s) and metabolite(s) and used as an input for milestone 0c
2. Gut-Tissue Component:
    a. TEER: Measurement will be used as a metric for barrier integrity. Measured at all testing timepoints.
    b. alamarBlue viability assay: Measured on day 7 as an endpoint assay
    c. Analysis of CYP3A4 activity (optional readout): Enzyme activity will be quantified using a commercially available Promega kit. Measured at day 7 as an endpoint assay.
3. Liver-Tissue Component:
    a. Analysis of cytochrome P450 (CYP) activity: Assay dependent on CYPs of interest as it is related to the metabolic contribution to evaluated compounds and corresponding metabolites. Promega commercially available kits available for CYP3A4 and CYP1A1. Measured on day 7 as an endpoint assay.
    b. MTT viability assay: Measured on day 7 as an endpoint assay.

c. Albumin production (*optional readout*): Assay performed using commercially available ELISA as a metric of liver function. Measured at all testing timepoints.
4. BBB-Tissue Component:
    a. TEER: Measurements will be used as a metric for barrier integrity. Measured at all testing timepoints.
    b. alamarBlue viability assay: Measured on day 7 as an endpoint assay
5. CNS-Tissue Component:
    a. Neuronal functional testing. Measured at all testing timepoints.
        i. Systems will be tested for baseline activity and enhanced neuronal activity following LTP stimulation (pre-dose).
        ii. A baseline firing frequency threshold of 0.04Hz will be used for determining MEA channels used for LTP analysis
        iii. Long-term potentiation will be induced via high-frequency stimulation and classified as an enhanced neuronal response following induction
        iv. LTP maintenance will be analysed as persistent, enhanced neuronal activity
    b. alamarBlue viability assay: Measured on day 7 as an endpoint assay.

Milestone 2c: Generate a 5-point concentration response using a multi-organ system to recapitulate inhalation method for drug administration and its effect on the CNS.

The multi-organ system will consist of the following tissue components, Lung-BBB-CNS, that will be linked together with a blood mimetic common medium and will be a self-contained system maintained by gravitational flow. Dosing will be administered to the lung chamber using the validated delivery method developed in milestone 1b. Medium samples will be drawn from systems at days 1, 4, and 7 for HPLC-MS quantification of parent compound(s) and biomarker evaluation.

To generate a five-point concentration response the following 6 conditions (per compound) will be evaluated for milestone 2c:

Evaluated Conditions – Gut-Liver-BBB-CNS Multi-organ system					
Condition 1*	Caffeine Vehicle	Nicotine Vehicle	CBD Vehicle	THC Vehicle	THC/CBD Vehicle
Condition 2	Caffeine C1	Nicotine C1	CBD C1	THC C1	THC/CBD C1
Condition 3	Caffeine C2	Nicotine C2	CBD C2	THC C2	THC/CBD C2
Condition 4	Caffeine C3	Nicotine C3	CBD C3	THC C3	THC/CBD C3
Condition 5	Caffeine C4	Nicotine C4	CBD C4	THC C4	THC/CBD C4
Condition 6	Caffeine C5	Nicotine C5	CBD C5	THC C5	THC/CBD C5

Requires Common Vehicle

**Note: Conditions can be reduced if compounds have common vehicles at corresponding concentrations (v/v)*

Conditions will be tested in triplicate across two independent experiments. A total of 180 systems will be tested for Milestone 2c.

Testing timepoints - Chronic evaluation:

1. 0-hour (pre-dose) – Baseline measurements for all functional readouts

2. 1-day post-dose – Functional testing and medium sampling*
3. 4-days post-dose – Functional testing and medium sampling*
4. 7-days post-dose – Functional testing, medium sampling*, and endpoint assays

**Medium sampling: Medium will be collected from the system and will be utilised for HPLC-MS quantification and biomarker analysis.*

Readouts:

1. HPLC-MS quantification:
    a. Medium samples will be collected at testing timepoints for quantification of parent compound(s) and used as an input for milestone 0d
2. Lung-Tissue Component:
    a. TEER: Measurements will be used as a metric for barrier integrity. Measured at all testing timepoints.
    b. Gas Exchange: Measurement will be used to assess oxygen levels within the lung chamber of the multi-organ system. Measured at all timepoints.
    c. Mucus production: Measurement will be used to monitor changes in mucus production as a metric of tissue functionality. Commercially available ELISA will be used to quantify levels of MUC5AC. Measured at all testing timepoints.
    d. alamarBlue viability assay: Measured on day 7 as an endpoint assay
3. BBB-Tissue Component:
    a. TEER: Measurements will be used as a metric for barrier integrity. Measured at all testing timepoints.
    b. alamarBlue viability assay: Measured on day 7 as an endpoint assay
4. CNS-Tissue Component:
    a. Neuronal functional testing. Measured at all testing timepoints.
        i. Systems will be tested for baseline activity and enhanced neuronal activity following LTP stimulation (pre-dose).
        ii. A baseline firing frequency threshold of 0.04Hz will be used for determining MEA channels used for LTP analysis
        iii. Long-term potentiation will be induced via high-frequency stimulation and classified as an enhanced neuronal response following induction
        iv. LTP maintenance will be analysed as persistent, enhanced neuronal activity
    b. alamarBlue viability assay: Measured on day 7 as an endpoint assay.

British American Tobacco ID: Programme 2 (Stage 1)

Optional Milestone 1: Development of lung model to recapitulate disease progression in Chronic Obstructive Pulmonary Disease (COPD) (compounds TBD – potentially e-cig vs. tobacco)

Diseases affecting the respiratory system are one of the largest contributors to mortality across the world. Respiratory disease like chronic obstructive pulmonary disease (COPD) impacts the lives of millions of Americans and makes patients more susceptible to other serious confounding diseases like SARS-CoV-2, cancer, and cardiovascular diseases. In addition, the interaction between the endothelium, epithelium and the circulating immune cells (neutrophils in case of COPD) is essential for studying lung disease on a chip. The development of the lung-on-a-chip platform opens many opportunities to investigate respiratory diseases. The animal models to study lung related diseases are unable to recapitulate the patterns seen in a

human body. Specifically, the animal models lack mucin-producing cells (essential to the development of asthma) and have only 10-25% of neutrophils (involved in COPD and severe asthma) in the circulating leukocytes as opposed to 50-70% in humans.

Milestone 1a: The aim of milestone 1a is to identify and optimise key parameters associated with all testing platforms offered at Hesperos. These tasks include but are not limited to maturation of the heterogenous culture(s) of interest, integration of tissue relevant functional readout(s), and device assembly to single organ systems.

The lung model will be constructed using diseased human primary small airway epithelial cells (D-SAEC-COPD, CC-2934) and human primary lung microvascular endothelial cells (HMVEC-L, CC2547) purchased from Lonza. The cells will be plated on coverslips and characterised through ICC using ZO-1 and CD31 for endothelial cells and cytokeratin 19 and MUC5AC for epithelial cells. Parallel experiments will be performed utilising a Hesperos custom polycarbonate (PC) membrane-based static platform as an extension of the preliminary coverslip-based characterisation to evaluate barrier function and gas exchange. Immunophenotyping will be repeated for PC membrane experiments for the identification of pseudostratified epithelium. Additionally, parallel experiments will be performed to identify the optimal titre of corresponding immune cell components that will be required to fully reproduce the COPD phenotype.

Conditions will be tested in triplicate for each corresponding plating substrate (i.e., triplicate for coverslips and triplicate for membrane-based cultures) across three independent experiments. A total of 432 samples will be assessed for Milestone 1a studies.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

5. 7 DIV
6. 14 DIV
7. 21 DIV
8. 28 DIV

Readouts:

1. Immunocytochemistry (ICC)
    a. Assessment of ICC marker expression will be evaluated for both coverslip and membrane-based cultures.
    b. The following antibodies will be utilised:
        i. Endothelial cells: CD31 and ZO-1
        ii. Epithelial cells: cytokeratin 19 and MUC5AC
2. Flow Cytometry
    a. Assessment of culture heterogeneity and viability will be evaluated
    b. The following antibodies will be utilised:
        i. Endothelial cells: CD31 and ZO-1
        ii. Epithelial cells: cytokeratin 19 and MUC5AC
        iii. Immune cells: CD15 and CD45
3. TEER
    a. Membrane-based cultures will be monitored daily to observe temporal changes in barrier integrity.
4. Gas Exchange

a. Membrane-based cultures will be monitored daily to observe temporal changes in oxygen levels.
5. Mucus production
    a. Measurement will be used to monitor changes in mucus production as a metric of tissue functionality at all testing points. Commercially available ELISA will be used to quantify levels of MUC5AC.
6. Cytokine production
    a. Cytokine levels will be monitored using a commercially available multiplex ELISA kit.

Milestone 1b: The aim of milestone 1b is to utilise results from milestone 1a to develop an established timeline for the incorporation of the lung into a single organ housing device and operated under flow with integrated testing components to monitor TEER and oxygen levels. This model will then be used for prevention/reversal studies (e.g. in response to switching; TBD with James Hickman)

Lung-Tissue Component will be monitored on Day 1, 4, and 7 post-assembly:

    b. TEER: Measurements will be used as a metric for barrier integrity. Measured at all testing timepoints.
    c. Gas Exchange: Measurement will be used to assess oxygen levels within the lung chamber of the multi-organ system. Measured at all timepoints.
    d. Mucus production: Measurement will be used to monitor changes in mucus production as a metric of tissue functionality. Commercially available ELISA will be used to quantify levels of MUC5AC. Measured at all testing timepoints.
3. HPLC-MS quantification: The systems will be dosed with nicotine and CBD at two concentrations (e.g., at Cmax and 10x Cmax) using the developed inhalation method. Samples will be collected from the basolateral chamber for HPLC-MS based detection to determine the efficiency of the inhalation delivery system and build a dosing profile.

Evaluated Conditions - Single Organ Lung System		
Condition 1	Nicotine C1	CBD C1
Condition 2	Nicotine C2	CBD C2

Dosing Strategy:

1. Systems will receive a bolus dose of compound(s) or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to chronic exposure to each respective compound at the established target concentration.

British American Tobacco ID: Programme 3 (Stages 1-3)

Optional Milestone 1: Development of a single-organ amygdala model for investigating hyperactivity

Milestone 1a: The aim of milestone 1a is to identify and optimise key parameters associated with the amygdala culture.

The amygdala model will be comprised of an 85% mixture of glutamatergic cortical neurons and a 15% mixture of GABAergic cortical neurons[1] (BrainXell BX-0500). Neuronal maturation will be determined using excitatory and inhibitory markers in addition to MAP2 to assess microtubule formation. A plating density for optimised network formation and culture longevity and maturation time window will be determined via immunocytochemistry for confirming synaptic formation and patch clamp readouts. A

quantification of vGLUT and GABA ICC staining of pixel count/nuclear count will accompany patch clamp readouts to inform a window of hyperactivity.

Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 7 DIV
2. 14 DIV
3. 21 DIV
4. 28 DIV
5. 35 DIV
6. 42 DIV

Readouts:

1. Immunocytochemistry (ICC)

   a. Assessment of amygdala character
      i. vGLUT for glutamatergic neurons
      ii. GAD67 for GABAergic neurons
      iii. MAP2 for mature neuronal microtubule formation
      iv. 5-HT for serotonin receptor
   b. Assessment of synaptic network formation
      i. Synaptophysin and PSD95 for visualisation of synaptic puncta
      ii. GLUR1 for AMPA receptor
      iii. NMDAR for NMDA receptor

2. Whole-Cell Patch Clamp

   a. Neuronal cultures will be evaluated weekly for determining action potential and current generation to identify a maturation window

Milestone 1a References:

1. Polepalli, J.S., Gooch, H. & Sah, P. Diversity of interneurons in the lateral and basal amygdala. *npj Sci. Learn.* 5, 10 (2020). https://doi.org/10.1038/s41539-020-0071-z

Milestone 1b: The aim of this milestone is to establish a hyperactivity phenotype on MEAs.

Amygdala neurons will be seeded at their previously optimised density and tested on MEAs weekly to optimise a testing window for identifying a hyperactivity phenotype. Hyperactivity will be classified by changes in neuronal firing frequency over time and response to high-frequency stimulation over time with greater than a 3-fold-change increase in firing frequency.

Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments to confirm a time window for evaluating amygdala hyperexcitation.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 7 DIV

2. 14 DIV
3. 21 DIV
4. 28 DIV
5. 35 DIV
6. 42 DIV

Readouts:

1. Spontaneous neuronal firing

    a. Weekly 5-minute recordings to confirm an active window in amygdala neurons experience spontaneous neuronal firing

2. Response to HFS and long-term enhancements

    a. Response to HFS will be recorded for 5 minutes immediately following HFS
    b. Long-term measurements will be taken at 1 and 24 hours post-HFS

Optional Milestone 2: Development of a multi-organ model of amygdala neurons and cerebral cortex neurons or frontal cortical neurons

Milestone 2a: Confirmation of cerebral cortex neurons or frontal cortical neurons character in previously established culture of hiPSC-cortical neurons.

The cerebral cortex neurons or frontal cortical neurons model will be comprised of a pure glutamatergic neuron culture validated through a previously established protocol[1] (Autar *et al.*). Previous experiments have determined an optimal 28-42 DIV time window for pure glutamatergic maturation, network formation, and electrophysiological properties. Confirmation of cerebral cortex neurons or frontal cortical neurons

Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments to confirm a time window for evaluating amygdala hyperexcitation.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 21 DIV
2. 28 DIV
3. 35 DIV
4. 42 DIV

Readouts:

1. Immunocytochemistry (ICC)

    a. Markers for determining cortical neuron character – ctip2, TBR1, SATB2
    b. Mature cortical neuron – MAP2, neurofilament

Milestone 2a References:

1. Autar K, Guo X, Rumsey JW, Long CJ, Akanda N, Jackson M, Narasimhan NS, Caneus J, Morgan D, Hickman JJ. A functional hiPSC-cortical neuron differentiation and maturation model and its application to neurological disorders. Stem Cell Reports. 2022 Jan 11;17(1):96-109. doi: 10.1016/j.stemcr.2021.11.009. Epub 2021 Dec 22. PMID: 34942087; PMCID: PMC8758945.

Milestone 2b: The aim of milestone 2a is to validate the formation of amygdala and cortical neuronal network synapsing within the amygdala maturation time window for further downstream experimentation.

Amygdala and cortical neuron populations will be seeded on opposite electrodes to form synaptically connected pairs. HFS will be induced by inducing amygdala neurons and evaluating a response on cortical neurons immediately and over time. Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments to confirm a time window for evaluating amygdala hyperexcitation.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 21 DIV
2. 28 DIV
3. 35 DIV
4. 42 DIV

Readouts:

1. Spontaneous neuronal firing
    a. Weekly 5-minute recordings to confirm an active window in which both cell populations experience spontaneous neuronal firing

2. Response to HFS
    a. Confirmation of a response from synapsed, post-synaptic cortical neuron populations when pre-synaptic amygdala populations are stimulated via HFS
        i. This will occur within the previously established time window of hyperactivation of amygdala neurons from Milestone 1b

Optional Milestone 3: Investigating Social Anxiety Disorder (SAD) using a multi-organ model of amygdala neurons and cortical neurons

Milestone 3a: Modelling SAD by evaluating cognitive deficits following acute exposure to increased levels of serotonin

Since patients with social anxiety are reported to have increased serotonin neurotransmission, 5 concentrations of serotonin (10X Cmax, 3X Cmax, 1X Cmax, 0.3X Cmax, 0.1X Cmax) will be administered to our cultures to test the effect of acute heightened serotonin levels on cognitive functioning. SAD effects on cognition will be determined using the validated model of amygdala neurons and cerebral cortex neurons or frontal cortical neurons (the character of which will be confirmed in Milestone 2). Parallel vehicle control systems will serve as non-SAD controls for synaptic plasticity. The previously determined time window for evaluating amygdala hyperactivity and cortical networking connectivity will be employed. Conditions will be tested in triplicate for each condition across three independent experiments.

Readouts:

1. Spontaneous neuronal firing
    a. A 5-minute recording of baseline activity will be taken prior to serotonin administration

b. A 5-minute recording evaluating spontaneous neuronal activity in the presence of serotonin will be taken immediately following serotonin administration

2. Response to HFS and LTP

a. Confirmation of a response from synapsed, post-synaptic cortical neuron populations when pre-synaptic amygdala populations are stimulated via HFS
    i. Serotonin will be administered immediately preceding HFS to determine the effect of elevated serotonin levels on the HFS response of amygdala neurons and cognitive impairment in cortical neurons
b. LTP measurements will be taken at 1 and 24 hours post-HFS

Milestone 3b: Modelling SAD by evaluating cognitive deficits following chronic exposure to increased levels of serotonin

SAD will be evaluated via chronic effects of serotonin exposure on cognition, which will be determined using the validated model of amygdala neurons and cortical neurons. Serotonin will be administered via full medium exchange every other day for 7 days at three concentrations (3X Cmax, 1X Cmax, and 0.3X Cmax) prior to evaluating hyperexcitation and LTP. Parallel vehicle control systems will serve as non-SAD controls for synaptic plasticity. The previously determined time window for evaluating amygdala hyperactivity and cortical networking connectivity will be employed. Conditions will be tested in triplicate for each condition across three independent experiments.

Readouts:

1. Spontaneous neuronal firing

a. A 5-minute recording of baseline activity will be taken prior to 7-day serotonin exposure
b. Following 7-day serotonin dosing, a 5-minute recording of baseline activity will be taken prior to LTP induction via HFS

2. Response to HFS and LTP

a. Response to HFS will be evaluated via a 5-minute recording immediately following HFS
b. LTP measurements will be taken at 1 and 24 hours post-HFS

Milestone 4: Development of Hippocampal memory platform to model sleep associated memory consolidation.

Milestone 4a: Characterisation of hippocampal neurons and determination of a maturation time window for assessment of synaptic function

The hippocampal model will be comprised of commercial human primary hippocampal neurons purchased either from ScienCell (1540) or 3H Biomedical (SC1540). Hippocampal character will be confirmed via immunocytochemistry using doublecortin (DCX). A plating density for optimised network formation and culture longevity and maturation time window will be determined via immunocytochemistry for confirming synaptic formation and electrophysiological readouts.

Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 7 DIV
2. 14 DIV
3. 21 DIV
4. 28 DIV
5. 35 DIV
6. 42 DIV

Readouts:

1. Immunocytochemistry (ICC)

   a. Assessment of hippocampal character
      i. DCX for hippocampal origin
      ii. vGLUT for glutamatergic neurons
      iii. GAD67 for GABAergic neurons
      iv. MAP2, neurofilament for mature neuronal microtubule formation
   b. Assessment of synaptic network formation
      i. Synaptophysin and PSD95for visualisation of synaptic puncta
      ii. GLUR1 for AMPA receptor
      iii. NMDAR for NMDA receptor

2. Whole-Cell Patch Clamp

   a. Hippocampal cultures will be evaluated weekly for determining action potential and current generation to identify a maturation window

Milestone 4b: MEA recordings of hippocampal neurons only to establish a maturation window for evaluating LTP

Hippocampal neurons will be seeded at their previously optimised density and tested on MEAs weekly to optimise a testing window for network capabilities for maintaining persistent LTP. Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments to confirm a time window for evaluating amygdala hyperexcitation.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

7. 7 DIV
8. 14 DIV
9. 21 DIV
10. 28 DIV
11. 35 DIV
12. 42 DIV

Readouts:

1. Spontaneous neuronal firing

   a. Weekly 5-minute recordings to confirm an active window in hippocampal neurons by demonstrating spontaneous neuronal firing

2. Response to HFS and LTP

a. Response to HFS will be recorded for 5 minutes immediately following HFS
b. LTP measurements will be taken at 1 and 24 hours post-HFS

Milestone 4c: Establishment of hippocampal to PFC LTP

Hippocampal and cortical neuron populations will be seeded on opposite electrodes to form synaptically connected pairs. HFS will be induced by inducing hippocampal neurons and evaluating a response on cortical neurons immediately and over time. Potential testing timepoints are listed below based on previous cortical neuron experimentation but will be confirmed based on hippocampal neuronal activity experiments in Milestone 1b. Conditions will be tested in triplicate for each corresponding timepoint across three independent experiments to confirm a time window for evaluating hippocampal to PFC response to compound exposure.

Testing timepoints (DIV = Days In Vitro - Reference to days post-plating)

1. 21 DIV
2. 28 DIV
3. 35 DIV
4. 42 DIV

Readouts:

1. Spontaneous neuronal firing
    a. Weekly 5-minute recordings to confirm an active window in which both cell populations experience spontaneous neuronal firing
2. Response to HFS and LTP
    a. Confirmation of a response from synapsed, post-synaptic cortical neuron populations when pre-synaptic hippocampal populations are stimulated via HFS
        i. This will occur within the previously established time window of hyperactivation of hippocampal neurons from Milestone 1b
    b. LTP measurements will be taken at 1 and 24 hours post-HFS

Milestone 4d: Establishment of hippocampal to PFC sleep/wake cycle

Utilising a timepoint for hippocampal to PFC synaptic LTP determined in Milestone 2a, sleep/wake cycle will be determined using melatonin to induce sleep and caffeine to induce wake. LTP evaluations will be taken in both the sleep/wake cycle to investigate whether or not memory formation can be induced during sleep. Melatonin and caffeine will be administered at 1X Cmax prior to evaluating hyperexcitation and LTP. Parallel vehicle control systems will serve as controls for synaptic plasticity. The previously determined time window for evaluating hippocampal and cortical networking connectivity will be employed. Conditions will be tested in triplicate for each condition across three independent experiments.

Readouts:

1. Response to HFS and LTP in the sleep/wake cycle
    a. A 5-minute recording of baseline activity will be taken prior to compound exposure
    b. Sleep will be induced via administration of melatonin, followed by a 5-minute post-dose recording

c. Response to HFS will be recorded for 5 minutes immediately following HFS
d. LTP measurements will be taken at 1 and 24 hours post-HFS
e. Awakening will be achieved via administration of caffeine, followed by a 5-minute post-dose recording
f. Response to HFS will be recorded for 5 minutes immediately following HFS
g. LTP measurements will be taken at 1 and 24 hours post-HFS

Milestone 4e: Evaluating hippocampal to PFC enhancement in the presence of compounds of interest

Expanding on the hippocampal to PFC circuit model established in Milestone 2a, changes in LTP initially induced in the hippocampal population and measured in the cortical neuron population will be assessed in the presence of compounds of interest. Compounds of interest will be tested at 3 concentrations at the request of the client prior to evaluating hyperexcitation and LTP. Parallel vehicle control systems will serve as controls for synaptic plasticity. The previously determined time window for evaluating hippocampal to PFC connectivity will be employed. Conditions will be tested in triplicate for each condition across three independent experiments.

Readouts:

1. HFS and LTP response to compounds of interest
    a. A 5-minute recording of baseline activity will be taken prior to compound exposure
    b. Compound of interest will be administered to the culture, followed by a 5-minute post-dose recording
    c. Response to HFS will be recorded for 5 minutes immediately following HFS
    d. LTP measurements will be taken at 1 and 24 hours post-HFS

<u>Milestone 5:</u> Evaluate the effects of compound dosing on LTP using Hesperos' single organ stress model.

The CNS stress model will be induced by chronic exposure of cortisol over a 7 day period. Neuronal MEAs will then be assembled in single organ systems to initiate functional interrogation.

Cognition will be monitored functionally in two ways: 1) Neuron firing frequency, which is a general indicator of cognitive output and neuron activity and 2) Long term potentiation (LTP) which is an indicator of higher-level cognitive function, learning, and memory.

Electrical signals will be obtained from microelectrode arrays (MEAs), followed by an LTP induction protocol and subsequent recording to identify populations of neurons in which LTP was induced. The ability of these population to maintain LTP over time will be compared among treatment groups as a measure of the effects on functional connection among the cells in the population. We have adapted a procedure involving electrical stimulation through the microelectrodes to induce LTP among neurons on the electrode.

Milestone 5a: Evaluate ability of compound dosing to ameliorate effects of stress.

One compound will be evaluated at 5 different concentrations using Hesperos' single organ CNS stress model. Functional activity and biomarker release will be monitored prior to and at 3 time points (time points to be determined). Each readout will be reported as change from measurement prior to treatment and normalised to control. This methodology aims to account for variation between systems and vehicle effects.

To generate a 5-point concentration response, the following conditions will be evaluated:

Evaluated Conditions – Single Organ CNS Stress Model	
Condition 1	Vehicle Control
Condition 2	Compound C1
Condition 3	Compound C2
Condition 4	Compound C3
Condition 5	Compound C4
Condition 6	Compound C5

Conditions will be tested in triplicate across three independent experiments. A total of 54 single organ CNS systems will be tested for milestone 5a studies.

Testing timepoints - Chronic evaluation:

1. 0-hour (pre-dose) – Baseline measurements – Spontaneous Neuronal Firing
2. 1-day post-dose – Functional testing and medium sampling*
3. 4-days post-dose – Functional testing and medium sampling*
4. 7-days post-dose – Functional testing, medium sampling*, and endpoint assays.

Readouts:

At each timepoint the following functional recordings will be taken as well as morphology monitoring by phase contrast imaging:

1. Neuronal Functional Testing
    a. 5-minute recording of baseline activity will be collected for all testing timepoints
    b. Systems will be tested for baseline activity and enhanced neuronal activity following LTP stimulation. Measured at day 7.
    c. A baseline firing frequency threshold of 0.04Hz will be used for determining MEA channels used for LTP analysis. Measured at day 7.
    d. Long-term potentiation will be induced via high-frequency stimulation and classified as an enhanced neuronal response following induction. Measured at day 7.
    e. LTP maintenance will be analysed as persistent, enhanced neuronal activity. Measured at day 7.

British American Tobacco ID: Programme 4 (Stages 1 and 2)

General Description: This project aims to determine the effects of caffeine dosing on neuromuscular junction formation, fidelity, and fatigue index in healthy NMJ systems. Bipartite NMJ systems will be composed of healthy iPSC-derived human skeletal muscle (SKM) myotubes and healthy iPSC-derived motoneurons (MN). We will first generate a five-point concentration-response curve for caffeine, dosing systems either on the SKM chamber or the MN chamber respectively.

Milestone 1: Generate a three-point concentration-response curve in healthy NMJ bipartite systems using 3h incubation of caffeine. Bipartite NMJ systems will be composed of healthy iPSC-derived human skeletal muscle (SKM) myotubes and healthy iPSC-derived motoneurons (MN). The SKM side of the NMJ systems will be dosed and subsequently incubated for 3h with one of three separate concentrations of caffeine. At

the end of the respective incubation period, systems will undergo functional testing to determine the impact of caffeine treatment on NMJ number, fidelity, and fatigue index in healthy systems.

To generate a three-point concentration response curve of caffeine in healthy bipartite NMJ systems, the following conditions will be evaluated:

Evaluated Conditions – Healthy NMJ Bipartite Systems	
Condition 1	Vehicle Control
Condition 2	Caffeine C1
Condition 3	Caffeine C2
Condition 4	Caffeine C3
**Caffeine dose administered to SkM chamber*	

Systems will be tested for NMJ number prior to dosing (pre-dose). Dosing on the SKM side of the NMJ systems will be conducted by a full medium change for a <u>3hr incubation</u> period before conducting NMJ functional testing.

Systems will be tested in triplicate across three experiments and systems will be excluded from testing if the electrical resistance between the MN-side and SKM-side of the barrier is less than 5000Ω at the pre-dose testing timepoint.

Testing timepoints:

1. Pre-dose testing- NMJ number only
2. Post-acute dose –NMJ number, fidelity, and fatigue index.

NMJ functional testing:

1. Number of NMJs formed will be defined as the total number of NMJs identified in each system.
2. Synchronous firing of at least one NMJ tested at four different frequencies (0.33, 0.5, 1, and 2Hz). The percentage of successful muscle contractions driven by motoneuron stimulation will be quantified as NMJ fidelity.
3. NMJ Fatigue Index (FI) will be generated at 2 Hz stimulation frequency for 120 seconds. FI is generated from the area under the curve (AUC) when muscle contraction demonstrates complete or partial tetanus at 2Hz.

**Note: Additional compounds can be evaluated for outlined NMJ study but will require an addendum to the current scope of work*

<u>Milestone 2:</u> Generate a three-point concentration-response curve in healthy NMJ bipartite systems using **3h incubation of caffeine**. Bipartite NMJ systems will be composed of healthy iPSC-derived human skeletal muscle (SKM) myotubes and healthy iPSC-derived motoneurons (MN). <u>The MN side of the NMJ systems will be dosed</u> and subsequently incubated for 3h with one of three separate concentrations of caffeine. At the end of the respective incubation period, systems will undergo functional testing to determine the impact of caffeine treatment on NMJ number, fidelity, and fatigue index in healthy systems.

To generate a three-point concentration response curve of caffeine in healthy bipartite NMJ systems, the following conditions will be evaluated:

Evaluated Conditions – Healthy NMJ Bipartite Systems	
Condition 1	Vehicle Control
Condition 2	Caffeine C1
Condition 3	Caffeine C2
Condition 4	Caffeine C3
**Caffeine dose administered to MN chamber*	

Systems will be tested for NMJ number prior to dosing (pre-dose). Dosing on the MN side of the NMJ systems will be conducted by a full medium change for a 3hr incubation period before conducting NMJ functional testing.

Systems will be tested in duplicate across three experiments and systems will be excluded from testing if the electrical resistance between the MN-side and SKM-side of the barrier is less than 5000Ω at the pre-dose testing timepoint.

Testing timepoints:

1. Pre-dose testing- NMJ number only
2. Post-acute dose –NMJ number, fidelity, and fatigue index.

NMJ functional testing:

1. Number of NMJs formed will be defined as the total number of NMJs identified in each system.
2. Synchronous firing of at least one NMJ tested at four different frequencies (0.33, 0.5, 1, and 2Hz). The percentage of successful muscle contractions driven by motoneuron stimulation will be quantified as NMJ fidelity.
3. NMJ Fatigue Index (FI) will be generated at 2 Hz stimulation frequency for 120 seconds. FI is generated from the area under the curve (AUC) when muscle contraction demonstrates complete or partial tetanus at 2Hz.

**Note: Additional compounds can be evaluated for outlined NMJ study but will require an addendum to the current scope of work*

British American Tobacco ID: Programme 5 (Stages 1-3)

General Description: This project aims to assess the level of off-target toxicity and hERG channel liabilities for two compounds and their corresponding metabolites using Hesperos, Inc.'s multiorgan, microphysiological system. The custom, human-based multiorgan will be composed of liver (primary biopsy) and cardiac (iPSC-derived) "organ" chip. This aforementioned system will hereafter be referred to as "Heart-Liver System". Systems will be tested with and without the presence of liver to evaluate the metabolic contribution to corresponding cardiac readouts. Acute compound exposure will be executed for milestone 1 studies.

Milestone 0: Method development and validation for HPLC-MS compound identification and corresponding metabolites.

Parent Compound	Target Metabolite(s)
Compound 1	TBD
Compound 2	TBD

- Method validation will provide the lower limit of detection and solubility limitations for each of these compounds, which will feed into the dosing strategy for milestone 1 and 2.

Note: If available, the HPLC-MS based detection methodology for each of the above-mentioned compounds, and any metabolites, will be provided by British American Tobacco. In addition, relevant concentrations to be evaluated for each of these compounds will be provided by British American Tobacco. Hesperos will provide recommendations for these as per the client's request. A concentration range will be built around the provided target concentrations, to be utilised in milestone 1 studies.

Milestone 1: Assess the level of off-target toxicity and hERG channel liabilities for two compounds (TBD) and their corresponding metabolites using Hesperos' Heart-Liver System

To assess the effects of compound dosing, the following conditions will be evaluated:

Evaluated Conditions – Heart-Liver Systems		
	System Tissue Components	**Dosing**
Condition 1	Heart Only	Vehicle
Condition 2	Heart Only	Compound 1 – C1
Condition 3	Heart Only	Compound 1 – C2
Condition 4	Heart Only	Compound 1 – C3
Condition 5	Heart-Liver	Vehicle
Condition 6	Heart-Liver	Compound 2 – C1
Condition 7	Heart-Liver	Compound 2 – C2
Condition 8	Heart-Liver	Compound 2 – C3

Conditions will be tested in duplicate across four independent experiments. A total of 64 Heart-Liver systems will be tested for Milestone 1 studies.

Dosing Strategy:

1. Systems will receive a bolus dose of compound or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to compound exposure. Results from milestone 0 studies will be used to determine concentrations to be employed for this milestone.

Testing timepoints

1. 0-hour (pre-dose) – Baseline measurements for all functional readouts
2. 1-day post-dose – Functional testing and medium sampling*
3. 4-days post-dose – Functional testing and medium sampling*

4. 7-days post-dose – Functional testing, medium sampling*, and endpoint assays

**Medium sampling: Medium will be collected from the system and will be utilised for HPLC-MS quantification and biomarker analysis.*

Readouts:

1. HPLC-MS quantification:
   a. Medium samples will be collected at testing timepoints for quantification of parent compound and metabolite
   b. Cells from each tissue component will be harvested and lysed for bioaccumulation studies. Amount of parent compound and corresponding metabolite will be quantified (Pending results from milestone 0 studies to determine lower limit of detection). A subset of systems from each testing batch will be utilised for bioaccumulation studies. Performed as an endpoint assay following day 7 measurements.

2. Cardiac-Tissue Component:
   a. Phase Images: Monitored daily for changes in morphology
   b. Cardiac MEA Electrical Measurements – Field potential duration (FPD), Conduction Velocity (CV), Minimum Interspike Interval (MISI)
   c. Cardiac Cantilever Array – Contractile force and Beat Frequency
   d. alamarBlue Viability Assay – Measured at day 7 as an endpoint assay
   e. Quantification of Troponin-I Levels– Assay performed using commercially available ELISA to evaluate Troponin-I levels in medium samples. Biomarker used as a metric for cardiac injury. Measured at all testing timepoints.
3. Liver Tissue Component:
   a. Phase Images: Monitored daily for changes in morphology
   b. Analysis of cytochrome P450 (CYP) activity: Assay dependent on CYPs of interest as it is related to the metabolic contribution to evaluated compounds and corresponding metabolites. Measured on day 7 as an endpoint assay.
   c. MTT viability assay: Measured at day 7 as an endpoint assay.
   d. Albumin production: Assay performed using commercially available ELISA as a metric of liver function. Measured at all testing timepoints.
   e. LDH Levels: Assay performed using commercially available ELISA as a metric of liver function. Measured at all testing time points.

<u>Optional Milestone 2:</u> Development of a male reproductive toxicity model

The testis is a sperm-producing organ, constantly producing ~ 1 million sperm per hour (in rodents). Spermatogenesis is one of the most complex and longest processes of sequential cell proliferation and differentiation in the body, taking more than a month from spermatogonial stem cells, through meiosis, to sperm formation. The other primary export of the testis is testosterone, which serves to both support spermatogenesis and drive the expression of the secondary sex characteristics of males. The sperm arise from inside the seminiferous tubules, where the somatic Sertoli cells support the development of germ cells, from the least mature spermatogonia, through various ages of spermatocytes, to the postmeiotic spermatids, and then are released to travel to the epididymis for final maturation. Every metabolic building block that reaches those cells must pass through or come from the Sertoli cells. Healthy, well-functioning Sertoli cells are thus, key to successful spermatogenesis, no less than well-functioning germ cells.

Testosterone, on the other hand, comes from Leydig cells, in the spaces between the seminiferous tubules. These can be isolated and maintained readily on their own. Either primary Leydig cells isolated or an h295R adrenal cell line, which synthesises and secretes all the major steroids, and where changes in synthesis correlate reasonably well to, not only hormone changes *in vivo*, but also reproductive toxicity more broadly.

The aim of milestone 2 is to identify and optimise key parameters associated with all testing platforms offered at Hesperos. These tasks include but are not limited to maturation of the heterogenous culture(s) of interest, integration of tissue relevant functional readout(s), and device assembly to single organ systems.

Culture conditions will need to be optimised using a combination of Spermatogonial cells, Sertoli cells, and Leydig cells to produce a physiological relevant model for downstream toxicity evaluation. Following the development of a stable male toxicity model, cultures will be challenged with a compound known to induce reproductive injury.

Testing timepoints

1. 7 DIV
2. 14 DIV
3. 21 DIV
4. 28 DIV

Readouts

1. Flow Cytometry
   a. Ki-67, additional markers TBD
2. TUNEL Assay
   a. Utilised for apoptotic assessment
3. MTT Assay
   a. Utilised for viability assessment

<u>Optional Milestone 3:</u> Development of a female reproductive toxicity model

The female is completely dependent on normal hormonal cycles for reproductive ability. Oestradiol arises from the maturing ovarian follicle, and when it reaches a sufficient level, triggers ovulatory bursts of gonadotropin releasing hormone and luteinising hormone from the hypothalamus and pituitary, respectively. This triggers egg release from the ovary. The granulosa cells that had made up the somatic mass of the follicle remain behind and shift their steroid production from an oestradiol to a progesterone-dominant environment (2-weeks in human).

The aim of milestone 3 is to identify and optimise key parameters associated with all testing platforms offered at Hesperos. These tasks include but are not limited to maturation of the heterogenous culture(s) of interest, integration of tissue relevant functional readout(s), and device assembly to single organ systems.

Culture conditions will need to be optimised using a combination of cell types outlined in the table below in an attempt to produce a physiological relevant model for downstream toxicity evaluation. Following the development of a stable female toxicity model, which will include induction of follicular and luteal phases, cultures will be challenged with a compound known to induce reproductive injury.

Proposed Cell Type	Vendor
Human fallopian tube epithelial cells	LifeLine Cell Technology; #FC-0081
Human uterine endometrial epithelial cells	LifeLine Cell Technology; #FC-0078
Human cervical epithelial cells	LifeLine Cell Technology; #FC-0080

Human ovarian surface epithelial cells	Sciencell; #7310
Human vaginal epithelial cells	LifeLine Cell Technology; #FC-0083
Human Granulosa cells (HGL5 or COV434)	TBD

Testing timepoints

1. 7 DIV
2. 14 DIV
3. 21 DIV
4. 28 DIV

Readouts

1. Flow Cytometry
    a. Ki-67, additional markers TBD
2. Immunocytochemistry (ICC)
    a. Endometrium tissue component: Ki-67, vimentin, cytokeratin, ER (estrogen receptor), PR (progesterone receptor), DAPI
    b. Cervix tissue component: PR, Ki-67, DAPI
3. TUNEL Assay
    a. Utilised for apoptotic assessment
4. MTT Assay
    a. Utilised for viability assessment
5. ELISA Assay
    a. Utilised to determine levels of E2 (17β-oestradiol), P4 (progesterone), inhibin A, and inhibin B (ovarian hormones)
6. Western Blot
    a. Fallopian tube tissue component: Utilised to determine levels of OVGP1

Optional Milestone 4: Developmental neurotoxicity model

Placenta, the largest foetal organ, plays an important role in the health of both the foetus and the mother. It is involved in foetal respiratory, renal, hepatic, gastrointestinal, endocrine, and immune physiology. The physical connection between the mother and a developing foetus is complex to study but is essential to model to understand the long-lasting impact of prenatal exposure to toxins on the development of a foetus and eventually a child. The aim of milestone 2c studies is to create a foetal brain model that incorporates the placental component to assess downstream cognitive deficits as a result of parental compound exposure. The developmental toxicity model will consist of three key components: 1) Mother-CNS 2) Foetal-CNS 3) Placental Barrier.

Milestone 4a: Characterisation of foetal brain organ and placenta-on-a-chip module, and the establishment of a developmental timeline of maturation from foetus to adult.

The aim of milestone 4a is to identify and optimise key parameters associated with all testing platforms offered at Hesperos. These tasks include but are not limited to maturation of the heterogenous culture(s) of interest, integration of tissue relevant functional readout(s), and device assembly to single organ systems.

The Placenta-on-a-Chip system component will use a co-culture of HVT and HPVEC on opposite sides of an ECM coated membrane to model the placental barrier The HVT will be treated with forskolin to drive

them to syncytiotrophoblasts and evaluated using ELISA of the cell media for hCG production to measure maturation time to fully differentiated trophoblast layer.

Testing timepoints

5. 7 DIV
6. 14 DIV
7. 21 DIV
8. 28 DIV
9. 35 DIV

Readouts:

1. Immunocytochemistry (ICC)
    a. CNS tissue component: The table below (Table 1) outlines the maturation timeline for the developmental *in vitro* systems to assess culture progression as it compares to established *in vivo* developmental hallmarks. The corresponding ICC markers are outlined in table 1.
    b. Placenta tissue component:
        i. HVT Markers: E-cadherin, actin, GLUT-1 and BCRP
        ii. HPVEC Markers: VE-cadherin and vWf
2. Flow Cytometry
    a. CNS tissue component: The table below (Table 1) outlines the maturation timeline for the developmental *in vitro* systems to assess culture progression as it compares to established *in vivo* developmental hallmarks. The corresponding flow markers outlined in table 1.
3. TEER
    a. Placenta tissue component: TEER measurement for barrier integrity
4. ELISA Assay
    a. Quantification of hCG production as a metric of temporal maturation assessment to identify fully differentiated trophoblast layer.

<u>Adult and Foetal CNS Characterisation:</u> A timeline of cortical neuron maturation will be established using the following markers to correspond to developmental milestones of the foetal brain *in utero* until adult maturation:

***In Vivo* Developmental Timepoint**	**Correlated *In Vitro* Culture Timepoint**	**Validation Markers**
12 Weeks *In Utero*	7 DIV	GABAr+(Saad, Akour et al. 2022), Nestin+(Messam, Hou et al. 2002), MAP2-, GABA+, vGLUT-
20 Weeks *In Utero*	14 DIV	mAChR+(Saad, Akour et al. 2022), Beta-III (Dráberová, Del Valle et al. 2008)Tubulin+, TBR1+(Chuang, Huang et al. 2014)

6 Months Postnatal	21 DIV	MAP2+(Riederer and Matus 1985), Synaptophysin+, GABA+, vGLUT+(Autar, Guo et al. 2022)
Mature Adolescent	28 DIV	Synaptophysin+, AMPAR+, ctip2+
Mature Adult	35 DIV	NMDAR+, MAP2+, GABA-. vGLUT+(Autar, Guo et al. 2022)

Table 1. Validation of foetal and adult brain *in vitro* organ modules via ICC and flow using markers corresponding to brain development *in vivo*.

Milestone 4b: Establishment of a concentration-response relationship following chronic compound exposure independently evaluating developing foetal brain, and placenta dysfunction under static conditions using single organ systems.

The results from milestone 4a studies will be used to guide the culture timeline and downstream single organ systems evaluation that will be executed in milestone 4b.

The adult and foetal organ modules will be seeded and maintained on separate MEA chips to generate concentration-response curves (compounds TBD). Placenta will be seeded onto porous membranes to evaluate barrier integrity as a result of the chronic exposure. An endpoint viability assessment using alamarBlue will be performed for all experiments to confirm measured functional deficits are not a result of cell death. A concentration range will be evaluated for milestone 4b studies for the temporal evaluation of developmental CNS detriment. A reduced subset of drug concentrations will be selected for chronic exposure in milestone 4c, considering the culmination of neuronal functional LTP data, placenta TEER data, and endpoint viability assessments of all cell types produced in milestone 4b studies.

Dosing Strategy:

1. Systems will receive a bolus dose of compound or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to compound exposure.

Testing timepoints - Chronic evaluation:

1. 0-hour (pre-dose) – Baseline measurements – Spontaneous Neuronal Firing
2. 1-day post-dose – Functional testing and medium sampling*
3. 4-days post-dose – Functional testing and medium sampling*
4. 7-days post-dose – Functional testing, medium sampling*, and endpoint assays.

Readouts:

At each timepoint the following functional recordings will be taken as well as morphology monitoring by phase contrast imaging:

1. Neuronal Functional Testing
    a. 5-minute recording of baseline activity will be collected for all testing timepoints

b. Systems will be tested for baseline activity and enhanced neuronal activity following LTP stimulation. Measured at day 7.
c. A baseline firing frequency threshold of 0.04Hz will be used for determining MEA channels used for LTP analysis. Measured at day 7.
d. Long-term potentiation will be induced via high-frequency stimulation and classified as an enhanced neuronal response following induction. Measured at day 7.
e. LTP maintenance will be analysed as persistent, enhanced neuronal activity. Measured at day 7.

2. TEER
    a. Placenta tissue component: TEER measurement for barrier integrity
3. HPLC-MS quantification (optional)
    a. Medium samples will be collected at testing timepoints for quantification of parent compound and metabolite
4. alamarBlue viability assay
    a. Measured on day 7 as an endpoint assay for all tissue components

Milestone 4c: Evaluation of chronic compound exposure using a multi-organ system that contains maternal brain chip, foetal brain chip, and placental barrier.

Considering the culmination of neuronal functional LTP data, placenta TEER data, and endpoint viability assessments of all cell types produced in milestone 4b studies, a reduced subset of drug concentrations will be selected for chronic exposure for milestone 4c studies.

Dosing Strategy:

2. Systems will receive a bolus dose of compound or vehicle following 0-hour functional measurements. Systems will be re-dosed daily over a 7-day period to assess tissue response to compound exposure.

Testing timepoints - Chronic evaluation:

5. 0-hour (pre-dose) – Baseline measurements – Spontaneous Neuronal Firing
6. 1-day post-dose – Functional testing and medium sampling*
7. 4-days post-dose – Functional testing and medium sampling*
8. 7-days post-dose – Functional testing, medium sampling*, and endpoint assays.

Readouts:

At each timepoint the following functional recordings will be taken as well as morphology monitoring by phase contrast imaging:

5. Neuronal Functional Testing
    a. 5-minute recording of baseline activity will be collected for all testing timepoints
    b. Systems will be tested for baseline activity and enhanced neuronal activity following LTP stimulation. Measured at day 7.
    c. A baseline firing frequency threshold of 0.04Hz will be used for determining MEA channels used for LTP analysis. Measured at day 7.
    d. Long-term potentiation will be induced via high-frequency stimulation and classified as an enhanced neuronal response following induction. Measured at day 7.
    e. LTP maintenance will be analysed as persistent, enhanced neuronal activity. Measured at day 7.

6. TEER
    a. Placenta tissue component: TEER measurement for barrier integrity
7. HPLC-MS quantification (optional)
    a. Medium samples will be collected at testing timepoints for quantification of parent compound and metabolite
8. alamarBlue viability assay
    a. Measured on day 7 as an endpoint assay for all tissue components

British American Tobacco ID: Programme 6

- Integrated into individual Programmes
- Comparison with historical BAT data or data from the literature


Programme 1
Develop a lung-on-a-chip platform for the integration into a multi-organ, serum-free, pumpless microfluidic model
Milestone 0
Method development and validation for HPLC-MS compound identification
Milestone0a
Method development and validation for all parent compounds
Milestone 0b
Generate a PK/PD profile for all compounds based on single-organ experimental results from milestone 1b and 2a that will be used to compare to multi-organ PKPD from milestones 0c and 0d
Milestone 0c
Generate a PK profile for all compounds based on results from milestone 2b
Milestone 0d
Generate a PK profile for all compounds based on results from milestone 2c
Milestone 1
Development of a single organ lung-on-a-chip model
Milestone 1a
Identify and optimize parameters associated with all testing platforms offered by Hesperos
Milestone 1b
Utilize results from milestone 1a to develop an established timeline for the incorporation of the lung into single organ housing device operated under flow with integrated testing components to monitor TEER and oxygen levels
Milestone 2
Generate a 5-point dose-response (DR) for all compounds in milestone 0a in single organ and multiorgan systems to evaluate inhalation and oral administration
Milestone 2a
Generate a 5-point DR curve for all compounds using single organ CNS system
Milestone 2b
Generate a 5-point DR using multi-organ system for oral administration and its effects on the CNS
Milestone 2c
Generate a 5-point DR using multi-organ system to recapitulate inhalation and its effect on the CNS


Programme 2
Development of a disease model chip (COPD), pending development of healthy lung-on-a-chip model in programme 1
Optional Milestone 1
Development of lung-on-a-chip model to recapitulate disease progression in COPD
Milestone 1a
Identify and optimize key parameters associated with all platforms offered by Hesperos
Milestone 1b
Utilize results from milestone 1a to develop a timeline for the incorporation of the lung into a single organ housing device operated under flow with integrated testing components to monitor TEER and oxygen levels



Programme 3
CNS chip development (amygdala and hippocampus)
Optional milestone 1
Development of a single-organ amygdala model for investigating hyperactivity
Milestone 1a
Identify and optimize key parameters associated with the amygdala culture
Milestone 1b
Establish a hyperactivity phenotype on MEAs
Optional milestone 2
Development of a multi-organ model of amygdala neurons and cerebral cortex neurons or frontal cortical neurons
Milestone 2a
Confirmation of cerebral cortex neurons or frontal cortical neurons character in previously established culture of hiPSC-cortical neurons
Milestone 2b
Validate the formation of amygdala and cortical neuronal network synapsing within amygdala maturation time window for further downstream experimentation
Optional milestone 3
Investigating social anxiety disorder (SAD) using a multi-organ model of amygdala neurons and cortical neurons
Milestone 3a
Modelling SAD by evaluating cognitive deficits following acute exposure to increased levels of serotonin
Milestone 3b
Modelling SAD by evaluating cognitive deficits following chronic exposure to increased levels of serotonin
Milestone 4
Development of hippocampal memory platform to model sleep associated memory consolidation
Milestone 4a
Characterization of hippocampal neurons and determination of a maturation time window for assessment of synaptic function
Milestone 4b
MEA recordings of hippocampal neurons only to establish a maturation window for evaluating LTP
Milestone 4c
Establishment of hippocampal to PFC LTP
Milestone 4d
Establishment of hippocampal to PFC sleep/wake cycle
Milestone 4e
Evaluating hippocampal to PFC enhancement in the presence of compounds of interest
Milestone 5
Evaluate the effects of compound dosing on LTP using Hesperos' single organ stress model
Milestone 5a
Evaluate ability of compounds to ameliorate stress


Programme 4
Effects of caffeine on NMJ formation, fidelity and fatigue index
Milestone 1
Generate a 3-point DR in NMJ bipartite systems using 3h incubation of caffeine (SKM)
Milestone 2
Generate a 3-point DR curve in healthy NMJ using 3h incubation of caffeine (iPSC)


Programme 5
Off target toxicity and hERG channel liabilities for two compounds and their metabolites using Hesperos' multiorgan and microphysiological system
Milestone 0
Method development and validation for HPLC-MS compound identification and corresponding metabolites
Milestone 1
Assess off target toxicity and hERG channel liabilities for 2 compounds and their metabolites using Hesperos Heart-Liver systen
Optional milestone 2
Development of a male reproductive toxicity model
Optional milestone 3
Development of a female reproductive toxicity model
Optional milestone 4
Developmental neurotoxicity model
Milestone 4a
Characterisation of fetal brain organ and placenta-on-a-chip module and the establishment of a developmental timeline of maturation from fetus to adult
Milestone 4b
Establishment of a DR relationship following chronic compound exposure independently evaluating developing fetal brain and placenta dysfunction under static conditions using single organ systems
Milestone 4c
Evaluation of chronic compound exposure using a multi-organ system that contains maternal brain chip, fetal brain chip and placental barrier

EXHIBIT C

BUSINESS PLAN

Business Plan (Revenue Milestones) - Schedule 1	
Revenue Milestone Date	**Revenue Target (12 month period)**
31 Jan 2024	$6,030,238
29 Feb 2024	$6,324,332
31 Mar 2024	$6,532,358
30 Apr 2024	$6,808,628
31 May 2024	$7,122,912
30 Jun 2024	$7,416,848
31 Jul 2024	$7,725,945
31 Aug 2024	$8,147,658
30 Sep 2024	$8,457,095
31 Oct 2024	$8,806,638
30 Nov 2024	$9,149,280
31 Dec 2024	$9,491,922
31 Jan 2025	$9,875,711
post - 31 Jan 2025	$10,000,000

EXHIBIT D

DISCLOSURE SCHEDULE

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Convertible Promissory Note Purchase Agreement, dated as of September 8, 2023 (the "**Agreement**"), between Hesperos, Inc. (the "**Company**") and the Investors listed on **Schedule I** thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Investors or their respective counsel.

Item 2(i)

Litigation

None.

<u>Item 2(k)(ii)</u>

Intellectual Property

1. Patent License Agreement, by and between the Company and the University of Central Florida Research Foundation, dated October 6, 2015, as subsequently amended; and
2. License Agreement, by and between the Company and Cornell University, effective August 31, 2015.

Item 2(k)(v)

Intellectual Property

1. The Company owns the following trademarks:

Owner	Type	Description	Countries	Serial #
Hesperos, Inc.	Trademark	*Hesperos*	US, EU	86539337
Hesperos, Inc.	Trademark	*Human-on-Chip*	US, EU	88026019
Hesperos, Inc.	Trademark	*Human-on-a-Chip Company*	US, EU	88026021

2. The Company owns the following domain names:

- Hesperosinc.com
- Hesperos.co
- Hesperos.net

Item 2(l)

Intellectual Property Funding

1. All patents used by the Company in its products were developed using the facilities of either (i) the University of Central Florida Research Foundation, Inc., or (ii) Cornell University, pursuant to patent license agreements with each respective university:
    a. License Agreement by and between the Company and Cornell University, effective August 31, 2015; and
    b. License Agreement by and between the Company and the University of Central Florida Research Foundation, Inc., dated October 6, 2015 and as subsequently amended.
2. The Company has primarily funded its operations through grant funding from the National Institute of Health (the "NIH"). As of March 31, 2023, the Company received a total of $21.5 million in funding from Small Business Innovation Research grants from the NIH, with approximately an additional $3.7 million available for use through 2024, subject to availability of funds and satisfactory progress of each project as determined by the NIH. Specific grants and subawards through the NIH include:
    a. Grant No. 5R44AG059511-04, dated May 6, 2021 from the National Insitute on Aging;
    b. Grant No. 2R44HL140920-02, dated February 25, 2022 from the National Heart, Lung, and Blood Institute;
    c. Subaward Agreement by and between the Company and the University of Central Florida Board of Trustees, dated November 9, 2021;
    d. Grant No. 4R44ES032360-02, dated February 24, 2021 from the National Institute of Environmental Health Sciences;
    e. Grant No. 5R44ES032360-03, dated April 13, 2022 from the National Institute of Environmental Health Sciences;
    f. Grant No. 1R44AG071386-01A1, dated August 10, 2021 from the National Institute on Aging;
    g. Grant No. 5R44TR001326-05, dated September 1, 2020 from the National Center for Advancing Translational Sciences;
    h. Grant No. 5R44AG058330-03, dated January 22, 2020 from the National Institute on Aging; and
    i. Grant No. 5R44ES029892-03, dated August 10, 2020 from the National Institute of Environmental Health Sciences.

Item 2(n)

Equity Securities

1. There are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities, except pursuant to:

    a. The Convertible Promissory Note, dated March 28, 2022, as amended, by and between the Company and LMazur Associates JV.
    b. Equity Agreement, by and between the Company and the University of Central Florida Research Foundation, Inc., dated October 6, 2015, as subsequently amended.
    c. Patent License Agreement, by and between the Company and the University of Central Florida Research Foundation, Inc., dated October 6, 2015, as subsequently amended.

EXHIBIT E

BTV CODE OF BUSINESS CONDUCT

The English version of the BAT Supplier Code of Conduct 2022 as posted on at the BAT.com website on August 15, 2023 (https://www.bat.com/groupms/sites/APP_C8EKZQ.nsf/vwPagesWebLive/DOC9RMZX#)

And as supplemented by the following Chemical Regulation Compliance:

1. **CHEMICAL REGULATION COMPLIANCE**

1.1 Definitions:

"**BAT Requirement**" means all, any combination of, or any notification, demand, request, condition, obligation, supplemental agreement, memorandum, or other form of written requirement or expectation (including as may be contained within any training or guidance (if appropriate)) and any variation, surrender, revision, modification or change of the same; provided formally or informally by BAT from time to time and reasonably imposed on the Supplier relating to:

(a) Chemical Regulation; and/or

(b) Compliance Information; and/or

(c) Goods under this Agreement; and/or

(d) the performance of the obligations under this Agreement by the Supplier.

"**Chemical Authorisations**" means any or all authorisations, registrations, consents (including prior informed consents), notifications, permits, licences, exemptions, exclusions, waivers, credits, allowances or any other approval of whatever nature required pursuant to any Chemical Regulation or required by any Relevant Chemical Authority;

"**Chemical Regulation**" means any and all supranational, national, European Union, federal, state or local statutes, directives, convention or other laws or legislation or subordinate legislation, common laws or civil codes, and rules, orders (including orders in council and any orders of any governmental department, office, ministry, agency or Relevant Chemical Authority), notices, guidelines, guidance notes, codes of practice, circulars or industry agreements or codes to the extent that they have legal effect and which relates to or concern:

(a) chemical safety;

(b) risks posed by and/or the potential effect of chemicals to human health and/or the environment;

(c) the assessment, evaluation, identification, classification, control, prevention, reduction or management of risks posed by chemicals and/or the potential effects of chemicals;

(d) regulation, requirements, restriction, control, thresholds, governance, reporting, disclosures or prohibition on the use, manufacture, import, distribution, packaging, labelling, transport, market, disposal or release of chemicals;

(e) Chemical Authorisations;

(f) the production of Compliance Information;

(g) the operation of any chemical regulation regime from time to time (including but not limited to the Globally Harmonized System (GHS) of Classification and Labelling of Chemicals, its incorporation or any equivalents; EU REACH (and the CLP Regulation), UK REACH, China REACH, US TSCA and others as appropriate to jurisdiction).

or otherwise have as the purpose or effect the provision of remedies or compensation in relation to the risks or effects of chemicals;

"Compliance Information" means any and all documents, correspondence, reports, assessments, records, data or other information (whether in written, visual, aural, electronic or any other material form) made pursuant to, required by or which otherwise relate to Chemical Regulation. For the avoidance of doubt this includes but is not limited to information such as safety data sheets, chemical safety assessments, guidance on safe use, registrations, pre-registrations or applications for approvals, notifications (including poison centre notifications, unique formula identifiers or exemptions under Annex VIII, CLP Regulation), authorisations, factsheets, dossiers, profiles, registration or administrative data, substance identification, composition, physical and chemical properties, classification and labelling, user reports, manufacturing information and any other technical information or risk assessments, identification references, codes and categorisations;

"CLP Regulation" means the Classification, Labelling and Packaging (CLP) Regulation (EC) No 1272/2008 as amended from time to time; and

"Relevant Chemical Authority" any relevant national, local or public authority, body or agency or court or tribunal having jurisdiction or powers in respect of Chemical Regulation.

1.2 The Supplier shall fully comply at all times with its obligations under all Chemical Regulations within the relevant jurisdictions as are applicable to its position in BAT or its Affiliates' supply chain and shall undertake that all Goods (and any chemical substances contained within the Goods) supplied to the Buyers (including substances which the Supplier does not manufacture or import) comply in all respects with all Chemical Regulations applicable to that supply and the Supplier shall hold all relevant Compliance Information pertinent to the same.

1.3 The Supplier shall supply relevant Compliance Information to BAT or any Buyer at any point in time within five (5) Business Days of any written request from the same.

1.4 The Supplier shall be responsible for ensuring that any Compliance Information held by it is kept updated, and that all Chemical Authorisations as may be required to be held by the Supplier from time to time are maintained (as may be appropriate) to ensure compliance with Chemical Regulations and to perform its obligations under this Agreement.

1.5 The Supplier shall allow BAT and/or any authorised representatives of BAT (including but not limited to BAT's auditors and other advisers) access for whatever purpose to premises, personnel, equipment, and records to inspect all or any Compliance Information in respect of the Goods (and any chemical substances contained within the Goods) howsoever held, stored, or used by the

Supplier, on reasonable written notice and at a reasonable time to be agreed. The Supplier shall provide all reasonable cooperation and assistance and each Party shall bear their own costs and expenses in respect of any such inspection.

1.6 The Supplier shall use its best endeavours to comply with any BAT Requirement within a reasonable period of time (as is appropriate to the nature of the BAT Requirement) from the date of receipt of notice in writing or by electronic mail by BAT of any such BAT Requirement.

1.7 The Supplier shall not by any act or omission cause BAT to be in breach of its obligations under Chemical Regulations.

1.8 The Supplier undertakes to promptly and proactively inform BAT (time being of the essence) of:

(a) any notice, restriction, obligation or requirement made or proposed under any Chemical Regulation or by any Relevant Chemical Authority acting pursuant to any Chemical Regulation and/or any made or proposed variation, amendment or revocation of any Chemical Authorisations; in either case that either changes or may change the legal status, or impacts or is likely to impact on the use, sale, import, export, exchange, transportation, labelling, identification or disposal of any Goods (or any chemical substance contained in the Goods) supplied under this Agreement; and/or

(b) any reasonable cause to suspect that any act, omission, incident, or circumstance has arisen or occurred (or may arise or occur) which may constitute or give rise to a liability under Chemical Regulation; and

(c) any material delay, difficulty or inability of the Supplier (whether temporary or permanent) in meeting any BAT Requirement;

(d) and in each case the Supplier will also confirm the steps (if any) that the Supplier shall take to ensure continued compliance with Chemical Regulation and shall provide to BAT any revised or updated Compliance Information.

1.9 The Supplier shall cooperate with and assist BAT and/or any Buyer and/or any Relevant Chemical Authority with any matters relating to compliance with Chemical Regulation of the Goods (including substances contained in the Goods) including but not limited to any evaluation of those chemical substances.

1.10 The Supplier shall bear all costs, charges and expenses incurred by it in relation to its obligations under Chemical Regulation or otherwise in connection with its obligations under this Agreement.

1.11 BAT shall be entitled to terminate this Agreement or any relevant contract (as appropriate) with immediate effect without further liability on the part of BAT or any Buyer for any breach by the Supplier of Chemical Regulation or its obligations under this paragraph 3.

EXHIBIT F

BTV COMPETITORS

1. Philip Morris International Inc.
2. Altria Group, Inc.
3. Japan Tobacco Inc.
4. Imperial Brands plc
5. Korea Tobacco & Ginseng Corporation
6. SpectrumLeaf Limited
7. PAX Labs, Inc.
8. Juul Labs, Inc.
9. Canopy Growth Corporation
10. GW Pharmaceuticals, plc.
11. 22nd Century
12. Relaxer Technology UK Limited (RELX)
13. N.V. Biotech Limited
14. Ignite International Limited
15. Meet Harmony Limited
16. Syqe Medical Ltd.
17. Gronos Group Inc.
18. MediPharm Laps Corp.
19. Breather
20. Oxford Cannabinoid Technologies Ltd. (OCT)
21. Auxly Cannabis Group
22. Aurora Cannabis, Inc.
23. Olli Brands, Inc.
24. Pharmacann